Exhibit 99.1
Five Point Holdings, LLC Reports Third Quarter 2021 Results
Third Quarter 2021 Highlights
•Great Park Venture sold 113 homesites and 8 homes generating proceeds of $78.0 million.
•Great Park Neighborhoods home sales were 135 during the third quarter bringing the total to 591 year-to-date, representing a 44% increase compared to the first nine months of 2020.
•In Valencia, 11 neighborhoods are open for sale by builders, and the first homebuyers moved into their new homes in the third quarter.
•Valencia home sales were 156 during the third quarter and 199 through the end of the quarter since sales commenced in May 2021.
•Consolidated revenues of $20.7 million; consolidated net loss of $8.2 million.
•Company maintains a debt to total capitalization ratio of 25.3% and liquidity of $315.8 million as of September 30, 2021.
Irvine, CA, November 3, 2021 (Business Wire) – Five Point Holdings, LLC (“Five Point” or the “Company”) (NYSE:FPH), an owner and developer of large mixed-use planned communities in California, today reported its third quarter 2021 results.
Lynn Jochim, President and Chief Operating Officer, said, “Business conditions continue to be favorable for Five Point and its homebuilding partners. Homebuilders are continuing to see strong demand throughout California, and this is especially true in our unique Five Point communities. While we reported a $8.2 million loss for the quarter, current market conditions provide us an excellent environment to drive volume and performance. To that end, we anticipate meaningful land sales over the next quarters, starting with Valencia in either the fourth quarter or the first quarter of 2022 and then at Great Park Neighborhoods in the second half of 2022.
“Given our well-positioned communities in supply constrained markets, our strategy going forward will be as follows: First, we will continue to build leading sustainable mixed-use communities, which we believe will drive short-term and long-term value. Second, we will enhance entitlements to address the current housing shortage. Third, we are crafting a renewed strategic approach for the 23 million square feet of planned commercial opportunities in our three communities. Fourth, we will intensify our focus on bringing our extraordinary properties in San Francisco to market. And fifth, we will optimize and rationalize our cost structure to properly fit the size and scale of our business.
“Let me conclude by saying that our irreplaceable assets and strong business conditions leave me optimistic about both the short-term and long-term future of our company. With a clearly defined strategy and a commitment to excellence by our associates, we will continue to lead in sustainable community development while we focus on maximizing returns and driving shareholder value.”
Third Quarter 2021 Consolidated Results
Liquidity and Capital Resources
As of September 30, 2021, total liquidity of $315.8 million was comprised of cash and cash equivalents totaling $191.1 million and borrowing availability of $124.7 million under our $125.0 million unsecured revolving credit facility. Total capital was $1.8 billion, reflecting $2.9 billion in assets and $1.1 billion in liabilities and redeemable noncontrolling interests.
Results of Operations for the Three Months Ended September 30, 2021
Revenues. Revenues of $20.7 million for the three months ended September 30, 2021 were primarily generated from management services and contingent consideration received from a commercial land sale in Valencia that was sold in 2011.
Equity in earnings from unconsolidated entities. Equity in earnings from unconsolidated entities was $0.5 million for the three months ended September 30, 2021, comprised of $0.4 million in earnings from our 37.5% percentage interest in the Great Park Venture offset by less than $0.1 million in loss from our 75% interest in the Gateway Commercial Venture.
During the three months ended September 30, 2021, the Great Park Venture sold 113 homesites on approximately 13 acres of land at the Great Park Neighborhoods for a base price of $65.1 million in addition to recognizing $1.4 million in variable marketing fees expected to be received when homes are sold to homebuyers. Additionally, the Great Park Venture closed on the sales of eight homes that were constructed, marketed, and sold under a fee build agreement for an aggregate sales price of $12.9 million.
Selling, general, and administrative. Selling, general, and administrative expenses were $20.8 million for the three months ended September 30, 2021.

Net loss. Consolidated net loss for the quarter was $8.2 million. Net loss attributable to noncontrolling interests totaled $4.4 million, resulting in net loss attributable to the Company of $3.8 million. Net loss attributable to noncontrolling interests represents the portion of loss allocated to related party partners and members that hold units of the operating company and the San Francisco Venture. Holders of units of the operating company and the San Francisco Venture can redeem their interests for our Class A common shares on a one-for-one basis or, at our election, cash. In connection with any redemption or exchange, our ownership of our operating subsidiaries will increase and reduce the amount of income allocated to noncontrolling interests.
Conference Call Information
In conjunction with this release, Five Point will host a conference call on Wednesday, November 3, 2021 at 5:00 p.m. Eastern Time. Lynn Jochim, President and Chief Operating Officer, and Erik Higgins, Vice President and Chief Financial Officer, will host the call. Interested investors and other parties can listen to a live Internet audio webcast of the conference call that will be available on the Five Point website at ir.fivepoint.com. The conference call can also be accessed by dialing (856) 344-9283 (domestic) or (800) 263-0877 (international). A telephonic replay will be available starting approximately two hours after the end of the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 8172054. The telephonic replay will be available until 11:59 p.m. Eastern Time on November 17, 2021.
About Five Point
Five Point, headquartered in Irvine, California, designs and develops large mixed-use planned communities in Orange County, Los Angeles County, and San Francisco County that combine residential, commercial, retail, educational, and recreational elements with public amenities, including civic areas for parks and open space. Five Point’s communities include the Great Park Neighborhoods® in Irvine, Valencia® (formerly known as Newhall Ranch®) in Los Angeles County, and Candlestick® and The San Francisco Shipyard® in the City of San Francisco. These communities are designed to include approximately 40,000 residential homes and approximately 23 million square feet of commercial space.
Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “would,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. This press release may contain forward-looking statements regarding: our expectations of our future revenues, costs and financial performance; future demographics and market conditions in the areas where our communities are located; the outcome of pending litigation and its effect on our operations; the timing of our development activities; and the timing of future real estate purchases or sales. We caution you that any forward-looking statements included in this press release are based on our current views and information currently available to us. Forward-looking statements are subject to risks, trends, uncertainties and factors that are beyond our control. Some of these risks and uncertainties are described in more detail in our filings with the SEC, including our Annual Report on Form 10-K, under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. They are based on estimates and assumptions only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law.

Investor Relations:
Bob Wetenhall, 949-349-1087
bob.wetenhall@fivepoint.com
or
Media:
Steve Churm, 949-349-1034
steve.churm@fivepoint.com

Source: Five Point Holdings, LLC

FIVE POINT HOLDINGS, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
REVENUES:
Land sales	$10,000	$42	$10,087	$17,076
Land sales—related party	17	2	73	14
Management services—related party	10,156	7,999	30,242	22,557
Operating properties	522	334	1,777	2,257
Total revenues	20,695	8,377	42,179	41,904
COSTS AND EXPENSES:
Land sales	—	—	—	11,861
Management services	8,075	6,120	24,700	16,587
Operating properties	2,095	764	5,098	4,408
Selling, general, and administrative	20,757	17,656	59,513	58,594
Total costs and expenses	30,927	24,540	89,311	91,450
OTHER INCOME:
Interest income	21	71	74	1,303
Miscellaneous	1,516	91	3,833	267
Total other income	1,537	162	3,907	1,570
EQUITY IN EARNINGS FROM UNCONSOLIDATED ENTITIES	485	52,423	9,048	45,417
(LOSS) INCOME BEFORE INCOME TAX BENEFIT (PROVISION)	(8,210)	36,422	(34,177)	(2,559)
INCOME TAX BENEFIT (PROVISION)	—	—	(5)	—
NET (LOSS) INCOME	(8,210)	36,422	(34,182)	(2,559)
LESS NET (LOSS) INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(4,362)	19,458	(18,266)	(1,349)
NET (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY	$(3,848)	$16,964	$(15,916)	$(1,210)

NET (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY PER CLASS A SHARE
Basic	$(0.06)	$0.25	$(0.23)	$(0.02)
Diluted	$(0.06)	$0.25	$(0.23)	$(0.02)
WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING
Basic	67,429,394	66,746,065	67,376,746	66,709,190
Diluted	67,429,394	142,866,245	67,376,746	68,848,283
NET (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY PER CLASS B SHARE
Basic and diluted	$(0.00)	$0.00	$(0.00)	$(0.00)
WEIGHTED AVERAGE CLASS B SHARES OUTSTANDING
Basic and diluted	79,233,544	79,233,544	79,233,544	79,233,544

FIVE POINT HOLDINGS, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except shares)
(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
INVENTORIES	$2,167,291	$1,990,859
INVESTMENT IN UNCONSOLIDATED ENTITIES	374,441	442,850
PROPERTIES AND EQUIPMENT, NET	31,785	32,769
INTANGIBLE ASSET, NET—RELATED PARTY	56,259	71,747
CASH AND CASH EQUIVALENTS	191,134	298,144
RESTRICTED CASH AND CERTIFICATES OF DEPOSIT	1,330	1,330
RELATED PARTY ASSETS	96,659	103,681
OTHER ASSETS	17,376	20,605
TOTAL	$2,936,275	$2,961,985

LIABILITIES AND CAPITAL
LIABILITIES:
Notes payable, net	$618,732	$617,581
Accounts payable and other liabilities	158,197	135,331
Related party liabilities	99,796	113,149
Deferred income tax liability, net	12,578	12,578
Payable pursuant to tax receivable agreement	174,126	173,248
Total liabilities	1,063,429	1,051,887

REDEEMABLE NONCONTROLLING INTEREST	25,000	25,000
CAPITAL:
Class A common shares; No par value; Issued and outstanding: September 30, 2021—70,107,552 shares; December 31, 2020—69,051,284 shares
Class B common shares; No par value; Issued and outstanding: September 30, 2021—79,233,544 shares; December 31, 2020—79,233,544 shares
Contributed capital	583,890	578,278
Retained earnings	26,305	42,221
Accumulated other comprehensive loss	(2,797)	(2,833)
Total members’ capital	607,398	617,666
Noncontrolling interests	1,240,448	1,267,432
Total capital	1,847,846	1,885,098
TOTAL	$2,936,275	$2,961,985

FIVE POINT HOLDINGS, LLC
SUPPLEMENTAL DATA
(In thousands)
(Unaudited)

Liquidity

September 30, 2021
Cash and cash equivalents	$191,134
Borrowing capacity (1)	124,651
Total liquidity	$315,785

(1) As of September 30, 2021, no amounts were drawn on the Company’s $125.0 million revolving credit facility; however, letters of credit of approximately $0.3 million were issued and outstanding under the revolving credit facility, thus reducing the available capacity by the outstanding letters of credit amount.

Debt to Total Capitalization and Net Debt to Total Capitalization

September 30, 2021
Debt (1)	$625,000
Total capital	1,847,846
Total capitalization	$2,472,846
Debt to total capitalization	25.3%

Debt (1)	$625,000
Less: Cash and cash equivalents	191,134
Net debt	433,866
Total capital	1,847,846
Total net capitalization	$2,281,712
Net debt to total capitalization (2)	19.0%

(1) For purposes of this calculation, debt is the amount due on the Company’s notes payable before offsetting for capitalized deferred financing costs.
(2) Net debt to total capitalization is a non-GAAP financial measure defined as net debt (debt less cash and cash equivalents) divided by total net capitalization (net debt plus total capital). The Company believes the ratio of net debt to total capitalization is a relevant and a useful financial measure to investors in understanding the leverage employed in the Company’s operations. However, because net debt to total capitalization is not calculated in accordance with GAAP, this financial measure should not be considered in isolation or as an alternative to financial measures prescribed by GAAP. Rather, this non-GAAP financial measure should be used to supplement the Company's GAAP results.

Segment Results
The following tables reconcile the results of operations of our segments to our consolidated results for the three and nine months ended September 30, 2021 (in thousands):

	Three Months Ended September 30, 2021
	Valencia	San Francisco	Great Park	Commercial	Total reportable segments	Corporate and unallocated	Total under management	Removal of unconsolidated entities(1)	Total consolidated
REVENUES:
Land sales	$10,000	$—	$66,950	$—	$76,950	$—	$76,950	$(66,950)	$10,000
Land sales—related party	17	—	2,535	—	2,552	—	2,552	(2,535)	17
Home sales	—	—	12,947	—	12,947	—	12,947	(12,947)	—
Management services—related party(2)	—	—	10,054	102	10,156	—	10,156	—	10,156
Operating properties	381	141	—	2,108	2,630	—	2,630	(2,108)	522
Total revenues	10,398	141	92,486	2,210	105,235	—	105,235	(84,540)	20,695
COSTS AND EXPENSES:
Land sales	—	—	49,827	—	49,827	—	49,827	(49,827)	—
Home sales	—	—	10,187	—	10,187	—	10,187	(10,187)	—
Management services(2)	—	—	8,075	—	8,075	—	8,075	—	8,075
Operating properties	2,095	—	—	596	2,691	—	2,691	(596)	2,095
Selling, general, and administrative	5,227	926	8,630	1,255	16,038	14,604	30,642	(9,885)	20,757
Management fees—related party	—	—	6,893	—	6,893	—	6,893	(6,893)	—
Total costs and expenses	7,322	926	83,612	1,851	93,711	14,604	108,315	(77,388)	30,927
OTHER INCOME (EXPENSE):
Interest income	—	—	83	—	83	21	104	(83)	21
Interest expense	—	—	—	(311)	(311)	—	(311)	311	—
Miscellaneous	1,516	—	—	—	1,516	—	1,516	—	1,516
Total other income (expense)	1,516	—	83	(311)	1,288	21	1,309	228	1,537
EQUITY IN EARNINGS FROM UNCONSOLIDATED ENTITIES	159	—	—	—	159	—	159	326	485
SEGMENT PROFIT (LOSS)/LOSS BEFORE INCOME TAX BENEFIT	4,751	(785)	8,957	48	12,971	(14,583)	(1,612)	(6,598)	(8,210)
INCOME TAX BENEFIT	—	—	—	—	—	—	—	—	—
SEGMENT PROFIT (LOSS)/NET LOSS	$4,751	$(785)	$8,957	$48	$12,971	$(14,583)	$(1,612)	$(6,598)	$(8,210)

(1) Represents the removal of the Great Park Venture and Gateway Commercial Venture operating results, which are included in the Great Park segment and Commercial segment operating results at 100% of each venture’s historical basis, respectively, but are not included in our consolidated results as we account for our investment in each venture using the equity method of accounting.
(2) For the Great Park and Commercial segments, represents the revenues and expenses attributable to the management company for providing services to the Great Park Venture and the Gateway Commercial Venture, as applicable.

	Nine Months Ended September 30, 2021
	Valencia	San Francisco	Great Park	Commercial	Total reportable segments	Corporate and unallocated	Total under management	Removal of unconsolidated entities(1)	Total consolidated
REVENUES:
Land sales	$10,087	$—	$346,417	$—	$356,504	$—	$356,504	$(346,417)	$10,087
Land sales—related party	73	—	60,894	—	60,967	—	60,967	(60,894)	73
Home sales	—	—	12,947	—	12,947	—	12,947	(12,947)	—
Management services—related party(2)	—	—	29,938	304	30,242	—	30,242	—	30,242
Operating properties	1,346	431	—	6,357	8,134	—	8,134	(6,357)	1,777
Total revenues	11,506	431	450,196	6,661	468,794	—	468,794	(426,615)	42,179
COSTS AND EXPENSES:
Land sales	—	—	301,247	—	301,247	—	301,247	(301,247)	—
Home sales	—	—	10,187	—	10,187	—	10,187	(10,187)	—
Management services(2)	—	—	24,700	—	24,700	—	24,700	—	24,700
Operating properties	5,098	—	—	1,265	6,363	—	6,363	(1,265)	5,098
Selling, general, and administrative	14,750	2,988	24,834	3,572	46,144	41,775	87,919	(28,406)	59,513
Management fees—related party	—	—	19,393	—	19,393	—	19,393	(19,393)	—
Total costs and expenses	19,848	2,988	380,361	4,837	408,034	41,775	449,809	(360,498)	89,311
OTHER INCOME (EXPENSE):
Interest income	—	—	416	—	416	74	490	(416)	74
Interest expense	—	—	—	(921)	(921)	—	(921)	921	—
Miscellaneous—related party	—	1,070	—	—	1,070	978	2,048	—	2,048
Miscellaneous	1,785	—	—	—	1,785	—	1,785	—	1,785
Total other income (expense)	1,785	1,070	416	(921)	2,350	1,052	3,402	505	3,907
EQUITY IN EARNINGS (LOSS) FROM UNCONSOLIDATED ENTITIES	280	—	(1,409)	—	(1,129)	—	(1,129)	10,177	9,048
SEGMENT (LOSS) PROFIT/LOSS BEFORE INCOME TAX PROVISION	(6,277)	(1,487)	68,842	903	61,981	(40,723)	21,258	(55,435)	(34,177)
INCOME TAX PROVISION	—	—	—	—	—	(5)	(5)	—	(5)
SEGMENT (LOSS) PROFIT/NET LOSS	$(6,277)	$(1,487)	$68,842	$903	$61,981	$(40,728)	$21,253	$(55,435)	$(34,182)

(1) Represents the removal of the Great Park Venture and Gateway Commercial Venture operating results, which are included in the Great Park segment and Commercial segment operating results at 100% of each venture’s historical basis, respectively, but are not included in our consolidated results as we account for our investments in each venture using the equity method of accounting.
(2) For the Great Park and Commercial segments, represents the revenues and expenses attributable to the management company for providing services to the Great Park Venture and the Gateway Commercial Venture, as applicable.

The table below reconciles the Great Park segment results to the equity in earnings from our investment in the Great Park Venture that is reflected in the condensed consolidated statement of operations for the three and nine months ended September 30, 2021 (in thousands):

	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021
Segment profit from operations	$8,957	$68,842
Less net income of management company attributed to the Great Park segment	1,979	5,238
Net income of the Great Park Venture	6,978	63,604
The Company’s share of net income of the Great Park Venture	2,617	23,852
Basis difference amortization	(2,250)	(15,533)
Equity in earnings from the Great Park Venture	$367	$8,319

The table below reconciles the Commercial segment results to the equity in earnings from our investment in the Gateway Commercial Venture that is reflected in the condensed consolidated statement of operations for the three and nine months ended September 30, 2021 (in thousands):

	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021
Segment profit from operations	$48	$903
Less net income of management company attributed to the Commercial segment	102	304
Net (loss) income of the Gateway Commercial Venture	(54)	599
Equity in (loss) earnings from the Gateway Commercial Venture	$(41)	$449